Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-33261 on Form S-3 of our report dated November 8, 1995, appearing in this Annual Report on Form 10-K of Premier Acceptance Corporation for the year ended September 30, 1995.









/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
December 20, 1995

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